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                                  June 25, 1996


Prime Retail, Inc.
100 East Pratt Street
Nineteenth Floor
Baltimore, Maryland 21202

          Re:  QUALIFICATION AS REIT AND S-11 TAX DISCLOSURE

Ladies and Gentlemen:

          We have acted as tax counsel to Prime Retail, Inc., a Maryland corporation (the "Company"), in connection with the transactions contemplated by the Company's Registration Statement on Form S-11 (File No. 333-1666), which was initially filed with the Securities and Exchange Commission ("SEC") on February 26, 1996, amended by Amendment No. 1 thereto filed with the SEC on May 6, 1996, Amendment No. 2 thereto filed with the SEC on June 6, 1996, amended by Amendment No. 3 thereto filed with the SEC on June 21, 1996, and amended by Amendment No. 4 thereto filed with the SEC on June 25, 1996 and the Prospectus included therein (the "Prospectus"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Prospectus.

          You have requested our opinion concerning (i) whether the Company is organized in conformity with the requirements for qualification as a real estate investment trust ("REIT") for federal income tax purposes, (ii) whether the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), (iii) whether the Company's method of operation enables it to continue to meet the requirements for qualification as a REIT and (iv) whether Prime Retail, L.P., a Delaware limited partnership (the "Operating Partnership"), and each of the Property Partnerships will constitute partnerships for federal income tax purposes and not associations taxable as corporations or "publicly traded partnerships" within the meaning of section 7704 of the Code. In rendering this opinion, we have examined and relied upon the descriptions of the Company, the Operating Partnership, Prime Retail Service, Inc., a Maryland corporation (the "Services Corporation"), Prime Retail Services Limited Partnership, a Delaware limited partnership (the "Services Partnership"), Prime Retail Finance, Inc., a Maryland corporation ("Finance"), Prime Retail Finance II, Inc., a Maryland corporation
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Prime Retail, Inc.
June 25, 1996
Page 2


("Finance II"), each of the Property Partnerships and their respective investments, as well as proposed investments, activities, operations, and governance, as set forth in the Registration Statement, including the exhibits and appendices thereto, and the Prospectus. We have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Amended and Restated Articles of Incorporation of the Company as amended on May 29, 1996 (the "Charter"), the Agreement of Limited Partnership of the Operating Partnership, each of the Property Partnerships' agreements as amended through the date hereof, the Registration Statement, the Prospectus, and such other documents, agreements, and information as we have deemed necessary for purposes of rendering the opinions contained herein. For purposes of such examination, we have assumed the genuineness of all signatures on originals or copies, the legal capacity of natural persons, the authority of any individual or individuals who executed any such documents on behalf of any other person, the authenticity of all documents submitted to us as originals and the conformity to originals or certified copies of all copies submitted to us as certified or reproduction copies.

          We have also reviewed and, with your permission, are relying upon the Officer's Certificate dated on the date hereof and executed by a duly authorized officer of the Company, setting forth certain representations relating to the formation, ownership, operation, future method of operation, and compliance with the REIT provisions of the Code of the Company, the Operating Partnership, the Services Corporation, the Services Partnership, Finance, Finance II, and each of the Property Partnerships. For purposes of rendering this opinion, we have also relied on the representation letters (the "Representation Letters") dated on the date hereof of the Company, the Operating Partnership, Prime Warehouse Row Limited Partnership, and Arizona Factory Shops Limited Partnership for the Operating Partnership and each of the Property Partnerships relating to the formation, operation, ownership, and governance of the Operating Partnership and each of the Property Partnerships. We have further relied on and assumed the truth and correctness of (i) the Company's representations in the Agreement of Limited Partnership of the Operating Partnership, and (ii) the certificates of public officials with respect to the formation of certain limited partnerships. Moreover, for the purpose of rendering our opinion, we have assumed that no partner in the Operating Partnership or each of the Property Partnerships will elect to be excluded from all or part of subchapter K of the Code.

          For the purposes of rendering this opinion, we have not made an independent investigation of the facts set forth in any of the aforementioned documents, including without limitation, the Prospectus, the Officer's Certificate, and the Representation Letters. We have consequently relied upon your representations

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Prime Retail, Inc.
June 25, 1996
Page 3

that the information presented in such documents or otherwise furnished to us accurately and completely describes all material facts relevant to this opinion.

          In rendering this opinion, we have assumed that the transactions contemplated by the Registration Statement and the Prospectus will be consummated in accordance with the operative documents, and such documents accurately reflect the material facts of such transactions. In addition, the opinions set forth herein are based on the correctness of the following specific assumptions: (i) the Company, the Operating Partnership, the Property Partnerships, the Services Corporation, the Services Partnership, Finance and Finance II will each be operated in the manner described in the relevant partnership agreement or other organizational documents and in the Prospectus and in accordance with applicable laws; and (ii) each partner in the Operating Partnership, in each of the Property Partnerships, and in the Services Partnership has been motivated in acquiring its respective partnership interest by such partner's anticipation of economic rewards apart from tax considerations.

          Our opinion is based upon the current provisions of the Code, Treasury Regulations promulgated thereunder, current administrative rulings, judicial decisions, and other applicable authorities, all as in effect on the date hereof. All of the foregoing authorities are subject to change or new interpretation, both prospectively and retroactively, and such changes or interpretation, as well as changes in the facts as they have been represented to us or assumed by us, could affect our opinion. Our opinion is rendered only as of the date hereof and we take no responsibility to update this opinion after this date. Our opinion does not foreclose the possibility of a contrary determination by the Internal Revenue Service (the "IRS") or by a court of competent jurisdiction, or of a contrary position by the IRS or Treasury Department in regulations or rulings issued in the future.

          Based on the foregoing, and subject to the limitations, qualifications and exceptions set forth herein, we are of the opinion that:

          1. The Company is organized in conformity with the requirements for qualification as a REIT, and the Company's method of operation has enabled it to meet the requirements for qualification and taxation as a REIT under the Code, and its method of operation enables it to continue to meet the requirements for qualification as a REIT.


          2. The Operating Partnership and each of the Property Partnerships will constitute partnerships for federal income tax

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Prime Retail, Inc.
June 25, 1996
Page 4

purposes and not associations taxable as corporations, or "publicly traded partnerships" within the meaning of section 7704 of the Code.

          3. The discussion in the Prospectus under the heading "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Common Stock.

          The Company's qualification and taxation as a REIT depend upon the Company's ability to meet on a continuing basis, through actual annual operating and other results, the various requirements under the Code and described in the Prospectus with regard to, among other things, the sources of gross income, the composition of assets, the level of distributions to stockholders, and the diversity of its stock ownership. Winston & Strawn undertakes no responsibility to, and will not review the Company's compliance with these requirements on a continuing basis. Accordingly, no assurance can be given that the actual results of the Company's operations, the nature of its assets, the amount and types of its gross income, the level of its distributions to stockholders and the diversity of its stock ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT. In particular, we would note that, although the Company's Charter contains certain provisions which restrict the ownership and transfer of the Company's capital stock and which are intended to prevent concentration of stock ownership, such provisions do not ensure that the Company will be able to satisfy the requirement set forth in Code section 856(a)(6) that it not be "closely held" within the meaning of Code section 856(h) for any given taxable year, primarily, though not exclusively, as a result of fluctuations in value among the different classes of the Company's capital stock.

          Other than as expressly stated above, we express no opinion on any issue relating to the Company, the Operating Partnership, the Services Partnership, the Services Corporation, Finance, Finance II or any of the Property Partnerships or to any investment therein.

          This opinion is being delivered to you solely for use in connection with the Registration Statement as of the date hereof. This opinion is solely for the benefit of the above-named addressee and may not be relied upon by any other person in any manner whatsoever without our prior written permission, except that we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein and under the caption "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS," "TAX STATUS OF THE COMPANY," and "LEGAL MATTERS" in the Prospectus filed as part of the Registration Statement. In giving this consent, we


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Prime Retail, Inc.
June 25, 1996
Page 5


do not admit that we are included in the category of persons whose consent is required under section 7 of the Securities Act of 1933 or rules and regulations of the SEC.

                                   Very truly yours,


                                   WINSTON & STRAWN